Exhibit 99.4

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2019, by and between HopFed and First Financial Corporation. 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HopFed’s named executive officers in connection with the merger. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 2 2 1 7 6 032U8A MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. Special Meeting Proxy Card

HOPFED BANCORP, INC. 4155 Lafayette Road, Hopkinsville, Kentucky 42240 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q SPECIAL MEETING OF STOCKHOLDERS July 23, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned stockholders of HopFed Bancorp, Inc. (“HopFed”) hereby appoints Dr. H. Joseph Dempsey, Dr. Thomas I. Miller, and Mark D. Alcott or any of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of HopFed that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at 4155 Lafayette Road, Hopkinsville, Kentucky, on July 23, 2019, at 2:00 p.m., local time (the “Special Meeting”), and at any and all adjournments thereof, as follows: THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS PRESENTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS SIGNED PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY VOTE OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of HopFed at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all prior proxies heretofore given with respect to the shares of Common Stock which the undersigned is entitled to vote at the Special Meeting. The undersigned acknowledges receipt from HopFed prior to the execution of this proxy of the notice of special meeting of stockholders and a proxy statement/prospectus dated ____________, 2019. Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Proxy — HOPFED BANCORP, INC.